Exhibit 99.1

N E W S R E L E A S E

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial Corporation (NASDAQ FCFC) Announces Compliance with Nasdaq Listing
Requirements

Waco, TX—August 3, 2007—FirstCity Financial Corporation (the “Company”) announced today that the Company received a notification from The Nasdaq Stock Market that the Nasdaq Listing Qualification Panel has determined that the Company has demonstrated compliance with all Nasdaq Marketplace rules.

The filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 (which was filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2007) and its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (which was filed with the SEC on July 24, 2007), had been delayed pending the conclusion of an independent investigation by the Audit Committee of the Company’s Board of Directors, as previously disclosed on March 13 and July 6, 2007.

The Company is now current with all of its required filings with the SEC.  As a result, Nasdaq has informed the Company that the Company’s securities will continue to be listed on The Nasdaq Stock Market.

Forward-Looking Statements

This press release contains statements that are forward-looking in nature.  Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance or results of the investigation, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words “expect”, “intend”, “plan”, “estimate”, “believe”, “will be”, “will continue”, “will likely result”, and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected.

The forward-looking statements in this press release are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary, perhaps materially, from those contained or suggested by these statements. More information on risks and uncertainties related to FirstCity and its business may be found in its quarterly and annual reports filed with the United States Securities and Exchange Commission. FirstCity assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise

The Company is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in France and Mexico. Its common stock is listed on the NASDAQ Global Select Market System under the symbol “FCFC.”